Exhibit 99.1
Equity Media Holdings Corporation Announces
$9 Million Private Placement
Little Rock, AR, June 22, 2007—Equity Media Holdings Corporation (NASDAQ:EMDA), one of the largest owners and operators of television stations in the United States, announced today that it has closed a private placement of the Company’s Units (Common Stock and Warrants) to insiders, institutional investors and other accredited investors raising $9 million. A total of 1,406,250 Units were sold at a purchase price of $6.40 per Unit, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 and Regulation D promulgated under such Act. Each Unit is comprised of one share of the Company’s Common Stock and two Warrants, with each Warrant exercisable for one share of Common Stock at an exercise price of $5.00 per share. The placement was led by Henry G. Luken, III, a major shareholder and Chairman of the Board of Directors of Equity Media Holdings, and W. Thorpe McKenzie, a private investor. The proceeds from the placement are intended to be used to fund acquisitions and for general corporate purposes. There were no commissions paid on the proceeds raised and no placement agent was used.
     “This private placement provides us with additional capital for acquisitions that will assist our growth strategy across the Broadcast Station Group, Broadcast Services Division and Spectrum Holdings Division,” said Beau Ferrari, Chief Strategic Officer of Equity Media Holdings Corp.
The securities sold in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, Equity Media has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein.
About Equity Media Holdings Corporation
Equity Media Holdings Corporation is one of the largest owners and operators of television stations in the United States. Equity Media currently covers 25.5% of the U.S. population in 42 markets, is the second largest affiliate group of the top ranked Univision and Telefutura networks, two networks driven by the growth of the Hispanic population in the U.S. Equity Media is a growing broadcaster with multiple sources of revenue and value in its operations that include its Broadcast Station Group, Broadcast Services Division and Spectrum Holdings Division. Equity Media’s proprietary Centralized Automated Satellite Hub (C.A.S.H) system and Retro Television Network provide centralized content distribution services, which Equity Media believes are unique within the media industry.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward- looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; costs related to acquisitions and station development; dependence on broadcast affiliations; competition for syndicated programming; loss of advertisers; compliance with and changes in governmental regulations relating to the broadcast industry and the grant, renewal, transfer and assignment of the licenses; observance of rules for programming content; seasonal trends affecting cash flow; dependence on key members of management; financial burdens related to the Company’s indebtedness and lack of profitability; the competitive environment in the broadcast industry and competitive responses to the merger; and other factors contained in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Equity Media Holdings Corporation undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contact:
Equity Media Holdings Corporation
Beau Ferrari, Chief Strategic Officer
561-955-7300

Source: Equity Media Holdings Corporation